Exhibit 99.1

Lifetime Brands, Inc. Reports First Quarter 2012 Results

GARDEN CITY, NY, May 3, 2012 – Lifetime Brands, Inc. (NasdaqGS: LCUT), a global provider of branded products used to prepare, serve and consume foods in the home, today reported its financial results for the quarter ended March 31, 2012.

First Quarter Highlights:

•	Net Sales increased 18.7% to $109.0 million.

•	Organic Net Sales increased 6.4% to $97.7 million.

•	Gross Margin increased 70 basis points to 37.1%.

•	EBITDA increased 128.8% to $6.2 million.

•	Net Income increased to $1.344 million, as compared to a loss of $949 thousand for the same period in 2011.

•	Diluted Income per Common Share increased to $0.11, as compared to ($0.08) per diluted share in last year’s quarter.

“Lifetime’s financial results for the quarter provided a strong and an encouraging start to the year,” said Jeffrey Siegel, Chairman, President and Chief Executive Officer. “Our performance in the quarter was driven by our core U.S. wholesale businesses, kitchenware and tabletop, which recorded an 11.1% increase in Net Sales, all of which was organic. These gains were primarily attributable to new programs with our key retailer partners.

“Outside the United States, Creative Tops, which we acquired in November 2011, Lifetime Brands Canada and our investee partner companies in Mexico, Canada, Brazil and China all performed to expectation.”

On March 6, 2012, the Board of Directors declared a quarterly dividend of $0.025 per share payable on May 15, 2012 to shareholders of record on May 1, 2012.

Conference Call

The Company has scheduled a conference call for Thursday, May 3, 2012 at 11:00 a.m. ET. The dial-in number for the conference call is (866) 788-0539, passcode #85646002. A replay of the call will also be available through May 10, 2012 and can be accessed by dialing (888) 286-8010 or (617) 801-6888, conference ID #85646002. A live webcast of the conference call will be broadcast in the Investor Relations section of the Company’s web site, www.lifetimebrands.com. For those who cannot listen to the live broadcast, an audio replay of the call will also be available on the site.

Non-GAAP Financial Measures

This earnings release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company's historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Pursuant to the requirements of Regulation G, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP measures are provided because management of the Company uses these financial measures in evaluating the Company's on-going financial results and trends. Management uses this non-GAAP information as an indicator of business performance.

Forward-Looking Statements

In this press release, the use of the words “believe,” "could," "expect," "may," "positioned," "project," "projected," "should," "will," "would" or similar expressions is intended to identify forward-looking statements that represent the Company’s current judgment about possible future events. The Company believes these judgments are reasonable, but these statements are not guarantees of any events or financial results, and actual results may differ materially due to a variety of important factors. Such factors might include, among others, the Company’s ability to comply with the requirements of its credit agreements; the availability of funding under such credit agreements; the Company’s ability to maintain adequate liquidity and financing sources and an appropriate level of debt; changes in general economic conditions which could affect customer payment practices or consumer spending; the impact of changes in general economic conditions on the Company’s customers; changes in demand for the Company’s products; shortages of and price volatility for certain commodities; significant changes in the competitive environment and the effect of competition on the Company’s markets, including on the Company’s pricing policies, financing sources and an appropriate level of debt.

Lifetime Brands, Inc.

Lifetime Brands is a provider of kitchenware, tabletop and other products used in the home. The Company markets its products under such well-known kitchenware brands as Farberware®, KitchenAid®, CasaMōda®, Cuisinart®, Cuisine de France®, Guy Fieri®, Hoffritz®, Kizmos™, Misto®, Pedrini®, Roshco®, Sabatier®, Savora™ and Vasconia®; respected tabletop brands such as Mikasa®, Pfaltzgraff®, Creative Tops®, Calvin Klein®, Gorham®, International® Silver, Kirk Stieff®, Nautica®, Sasaki®, Towle® Silversmiths, Tuttle®, Wallace®, V&A® and Royal Botanic Gardens Kew®; and home solutions brands, including Elements®, Melannco®,  Kamenstein® and Design for Living™.

The Company’s corporate website is www.lifetimebrands.com.

Contacts:

Lifetime Brands, Inc.	Lippert/Heilshorn & Assoc.
Laurence Winoker, Chief Financial Officer	Harriet Fried, SVP
516-203-3590	212-838-3777
investor.relations@lifetimebrands.com	hfried@lhai.com

LIFETIME BRANDS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
 (In thousands - except per share data)
(unaudited)

	Three Months Ended March 31,
	2012	2011

Net sales	$109,041	$91,773

Cost of sales	68,581	58,383

Gross margin	40,460	33,390

Distribution expenses	11,744	10,940
Selling, general and administrative expenses	25,484	22,473

Income (loss) from operations	3,232	(23)

Interest expense	(1,698)	(1,979)

Income (loss) before income taxes and equity in earnings	1,534	(2,002)

Income tax benefit (provision)	(588)	588
Equity in earnings, net of taxes	398	465

NET INCOME (LOSS)	$1,344	$(949)

BASIC INCOME (LOSS) PER COMMON SHARE	$0.11	$(0.08)

DILUTED INCOME (LOSS) PER COMMON SHARE	$0.11	$(0.08)

Cash dividends declared per common share	$0.050	$0.025

LIFETIME BRANDS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
 (In thousands - except share data)
(unaudited)

	March 31,	December 31,
	2012	2011
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$4,867	$2,972
Accounts receivable, less allowances of $5,051 at March 31, 2012 and $4,602 at December 31, 2011	72,902	77,749
Inventory	113,653	110,337
Prepaid expenses and other current assets	5,286	5,264
Income taxes receivable	327	-
Deferred income taxes	2,568	2,475
TOTAL CURRENT ASSETS	199,603	198,797

PROPERTY AND EQUIPMENT, net	33,025	34,324
INVESTMENTS	36,380	34,515
INTANGIBLE ASSETS, net	46,537	46,937
OTHER ASSETS	3,742	4,172
TOTAL ASSETS	$319,287	$318,745

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Revolving Credit Facility	$15,000	$15,000
Accounts payable	23,534	18,985
Accrued expenses	29,562	33,877
Income taxes payable	70	2,100
TOTAL CURRENT LIABILITIES	68,166	69,962

DEFERRED RENT & OTHER LONG-TERM LIABILITIES	14,450	14,598
DEFERRED INCOME TAXES	5,427	5,385
REVOLVING CREDIT FACILITY	41,545	42,625
TERM LOAN	40,000	40,000

STOCKHOLDERS’ EQUITY
Preferred stock, $.01 par value, shares authorized: 100 shares of Series A and 2,000,000 shares of Series B; none issued and outstanding	-	-
Common stock, $.01 par value, shares authorized: 25,000,000; shares issued and outstanding: 12,438,393 at March 31, 2012 and 12,430,893 at December 31, 2011	124	124
Paid-in capital	138,186	137,467
Retained earnings	15,189	14,465
Accumulated other comprehensive loss	(3,800)	(5,881)
TOTAL STOCKHOLDERS’ EQUITY	149,699	146,175
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$319,287	$318,745

LIFETIME BRANDS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Three Months Ended March 31,
	2012	2011
OPERATING ACTIVITIES
Net income (loss)	$1,344	$(949)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Provision for doubtful accounts	(25)	(16)
Depreciation and amortization	2,207	1,995
Amortization of debt discount	-	229
Deferred rent	(84)	(3)
Stock compensation expense	698	748
Undistributed equity earnings	(398)	(465)
Changes in operating assets and liabilities (excluding the effects of business acquisitions)
Accounts receivable	4,872	11,847
Inventory	(3,316)	(3,969)
Prepaid expenses, other current assets and other assets	410	(52)
Accounts payable, accrued expenses and other liabilities	(55)	(7,242)
Income taxes receivable	-	(745)
Income taxes payable	(2,356)	(5,036)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	3,297	(3,658)

INVESTING ACTIVITIES
Purchases of property and equipment	(475)	(1,047)
NET CASH USED IN INVESTING ACTIVITIES	(475)	(1,047)

FINANCING ACTIVITIES
Proceeds (repayments) of bank borrowings, net	(1,080)	2,900
Proceeds from the exercise of stock options	22	9
Excess tax benefits from exercise of stock options	-	6
Payment of capital lease obligations	-	(27)
Cash dividend paid	(311)	-
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(1,369)	2,888

Effect of foreign exchange on cash	442	-

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,895	(1,817)
Cash and cash equivalents at beginning of year	2,972	3,351
CASH AND CASH EQUIVALENTS AT END OF YEAR	$4,867	$1,534

LIFETIME BRANDS, INC.
Supplemental Information
(In thousands)

Reconciliation of GAAP to Non-GAAP Operating Results

Consolidated EBITDA for the four quarters ended
March 31, 2012
Three months ended March 31, 2012	$6,222
Three months ended December 31, 2011	14,342
Three months ended September 30, 2011	13,524
Three months ended June 30, 2011	7,512
Total for the four quarters	$41,600

Consolidated EBITDA for the four quarters ended
March 31, 2011
Three months ended March 31, 2011	$2,720
Three months ended December 31, 2010	17,544
Three months ended September 30, 2010	13,529
Three months ended June 30, 2010	6,117
Total for the four quarters	$39,910

LIFETIME BRANDS, INC.
Supplemental Information
(In thousands)

Reconciliation of GAAP to Non-GAAP Operating Results (continued)

	Three Months Ended
	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011
Net income as reported	$1,344	$5,419	$7,533	$2,063
Subtract out:
Undistributed equity earnings	(398)	(925)	(1,113)	(393)
Add back:
Income tax provision (benefit)	588	3,513	2,089	1,108
Interest expense	1,698	1,951	1,789	2,039
Depreciation and amortization	2,207	2,336	2,046	2,020
Stock compensation expense	698	690	682	675
Permitted acquisition related expenses	85	1,358	498	-
Consolidated EBITDA	$6,222	$14,342	$13,524	$7,512

	Three Months Ended
	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010
Net income (loss) as reported	$(949)	$13,928	$6,585	$(981)
Subtract out:
Undistributed equity earnings	(465)	(733)	(836)	(82)
Extraordinary item, net of taxes	-	(2,477)	-	-
Add back:
Income tax provision (benefit)	(588)	1,600	2,390	573
Interest expense	1,979	2,188	2,090	2,644
Depreciation and amortization	1,995	2,292	2,518	2,458
Stock compensation expense	748	746	782	741
Loss on early retirement of debt	-	-	-	764
Consolidated EBITDA	$2,720	$17,544	$13,529	$6,117